Ex. 99.1

No. 587 15th Road, 3rd Av., Binhai Ind. Park Economic & Technology Development Zone Wenzhou, China
Tel. +86-0577-8689-5678

March 31, 2014

Securities and Exchange Commission
Division of Corporation Finance
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re: Registration Statement on Form F-1 Confidentially Submitted March 31, 2014 - Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

In connection with a proposed initial public offering of the common shares of Hebron Technology Co., Ltd, a British Virgin Islands company (the “Company”), we hereby represent to the Securities and Exchange Commission (the “Commission”) that:

1.             The Company is not required by any jurisdiction outside the United States to comply with the requirements of Item 8.A.4 of Form 20-F.

2.             Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Hebron Technology Co., Ltd

By:	/s/ Anyuan Sun
Name: Anyuan Sun
Title: Chief Executive Officer